UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 17, 2015

Echo Therapeutics, Inc.
 (Exact name of Company as specified in its charter)

Delaware	001-35218	41-1649949
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

99 Wood Avenue South., Suite 302 Iselin, NJ		08830
(Address of principal executive offices)		(Zip Code)

Company’s telephone number, including area code: (732) 549-0128
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02                      Termination of a Material Definitive Agreement.

In conjunction with new management’s restructuring efforts and attempts to reduce unnecessary costs, on July 17, 2015, we entered into a Lease Termination Agreement (the “Termination Agreement”) with Exeter 10 Forge Park, LLC, landlord, whereby we paid our landlord a fee of $150,000 to terminate our research facility lease for approximately 37,050 square feet of space in Franklin, Massachusetts. Pursuant to the Termination Agreement, the lease termination is effective as of May 31, 2015. Such lease was to expire in October 2017. We moved our research facility to Littleton, Massachusetts on July 3, 2015 where we occupy 10,132 square feet at an average monthly base rent of $11,470 over the lease term. Management estimates this relocation will save us an aggregate of approximately $750,000.

The foregoing description of the Termination Agreement does not purport to be complete and is qualified in its entirety by reference to the Termination Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits

(d)           Exhibits.

10.1.	Lease Termination Agreement, dated July 17, 2015, between Exeter 10 Forge Park, LLC and Echo Therapeutics, Inc.

SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHO THERAPEUTICS, INC.
Dated: July 20, 2015	By:	/s/ Alan W. Schoenbart
Alan W. Schoenbart
Chief Financial Officer